INTERTAPE POLYMER GROUP INC.

PROXY

This Proxy is solicited by management in connection with the Annual Meeting of shareholders of INTERTAPE POLYMER GROUP INC. (the “Corporation”) to be held at the Sheraton Centre Toronto Hotel, Simcoe/Dufferin Room, 123 Queen St West, Toronto, Ontario, on Friday, May 16, 2012 at 10:00 a.m. (Toronto time). A shareholder has the right to appoint as his, her or its proxy a person (who need not be a shareholder) other than those designated below, by inserting the name of such other person in the blank space provided or by completing another proper form of proxy.

The undersigned shareholder of the Corporation hereby appoints Eric E. Baker, or failing him, Gregory A. Yull or instead of either of them ________________________________________ as proxy of the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Annual Meeting of shareholders to be held at the time and place mentioned above, and at any adjournment thereof. Without limiting the general authorization and power hereby given, all the shares registered in the name of the undersigned are to be voted as indicated below and may be voted in the discretion of such proxy with respect to amendments or variations to the matters identified in the notice of meeting or other matters that may properly come before the meeting. If no choice is specified, he shall vote in favour of the motions proposed to be made at the meeting:

(i)	the election of directors:

Vote for                 ☐                                                                  Withhold from voting                 ☐

(ii)	the appointment of auditors and the authorization for the directors to fix their remuneration:

Vote for                 ☐                                                                  Withhold from voting                 ☐

DATED this ________ day of ____________________, 2012.

_______________________________________

(signature)

_______________________________________

(printed name)

If this proxy is not dated in the above space it is deemed to bear the date on which it is mailed by the person making the solicitation.

NEW!                         VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To vote Using the Telephone Call the number listed below from a touch tone telephone 1-866-206-5104	To vote Using the Internet Go to the following web site www.proxypush.ca/ITP

If you vote by telephone or by internet, DO NOT mail back this proxy

YOUR CONTROL NUMBER

Note:                Pursuant to the provisions of the Corporation’s By-Laws and the Canada Business Corporations Act:

(a)	The Instrument of Proxy shall be signed by the shareholder or by his attorney duly authorized in writing and need not be attested;

(b)	Where the shareholder is a corporation, the Instrument of Proxy must be executed by an officer thereof duly authorized; and

(c)

The Instrument of Proxy must be deposited with Canadian Stock Transfer Company. (CST) as administrative agent for CIBC Mellon Trust Company (CIBC Mellon), B1 Level, 320 Bay Street, Toronto, Ontario M5H 4A6 before the commencement of the meeting or at any adjournment thereof or with the Secretary of the Corporation before the commencement of the meeting or at any adjournment thereof; otherwise it shall be invalid.